UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005 (February 15, 2005)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)

One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 236-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On February 15, 2005, Sybase, Inc. (the “Company”) entered into a purchase agreement with certain initial purchasers (the “Purchase Agreement”) to offer and sell $400 million aggregate principal amount of its 1.75% Convertible Subordinated Notes due 2025 (the “Notes”), plus up to an additional $60 million aggregate principal amount of the Notes at the option of the initial purchasers, in a private placement to the initial purchasers for resale to qualified institutional buyers. On February 22, 2005, the Company closed the sale of $460 million aggregate principal amount of the Notes, which included $60 million aggregate principal amount of the Notes sold to the initial purchasers pursuant to their option. In connection with the closing, on February 22, 2005, the Company entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes and issued a global note (the “Global Note”) in the aggregate principal amount of $460 million in the name of Cede & Co. as nominee for the Depository Trust Corporation. A copy of the Indenture, including the form of Global Note, is filed herewith as Exhibit 10.45. The following description of the Indenture and the Global Note is qualified in its entirety by reference to Exhibit 10.45, which is incorporated by reference herein.

     The material terms and conditions of the Indenture and the Notes governed thereby are as follows:

     Maturity. February 22, 2025.

     Interest. The Notes bear interest at a rate of 1.75% per year. Interest is payable on February 22 and August 22 of each year, beginning on August 22, 2005.

     Conversion Rights. See description in Item 3.02 below.

     Optional Redemption by the Company. The Company may redeem all or a portion of the Notes at any time on or after March 1, 2010 at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

     Purchase at Option of Holders on Specified Dates. Holders of the Notes may require the Company to purchase for cash all or a portion of their Notes on February 22, 2010, February 22, 2015 or February 22, 2020 at a purchase price equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest to, but excluding, the purchase date.

     Changes in Control. Upon certain changes in control, holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest to, but excluding, the purchase date.

     Ranking. The Notes are the Company’s general subordinated unsecured obligations, are subordinated in right of payment to all of the Company’s future senior indebtedness and are structurally subordinated to any existing and future indebtedness and liabilities of the Company’s subsidiaries.

     Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable:

(1)	the failure of the Company to pay when due the principal of, or premium, if any, on any of the Notes at maturity, or upon a redemption or purchase;

(2)	the failure of the Company to pay an installment of interest on any of the Notes that continues for 30 days;

(3)	the failure of the Company to satisfy in full its conversion obligations following conversion of any Notes within the time periods contemplated by Indenture;

(4)	the failure of the Company to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 45 days after a notice of default is given;

(5)	the failure of the Company to timely provide notice of a change in control when required by the Indenture;

(6)	the failure of the Company to make any payment at the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $15,000,000, whether such indebtedness now exists or shall hereafter be created, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $15,000,000 because of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 30 days after there shall have been given, a notice of default requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled;

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries; and

(8)	the Company’s or any of its significant subsidiaries’ filing of a voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal bankruptcy law.

     In connection with the closing of the sale of the Notes, on February 22, 2005, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.46. The following description of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 10.46, which is incorporated by reference herein.

     Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to use its reasonable efforts to file a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the original issuance of the Notes and to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes. The Company also has agreed to use its reasonable efforts to keep the shelf registration statement continuously effective until the earliest of (1) two years after the last date of original issuance of the Notes, (2) the sale pursuant to the shelf registration statement of all the Notes and the shares of common stock issuable upon conversion of the Notes and (3) the date when the holders of the Notes and common stock issuable upon conversion of the Notes are able to sell such securities immediately pursuant to Rule 144(k) under Securities Act of 1933, as amended (the “Act”), subject to certain exceptions set forth in the Registration Rights Agreement. The Company will be required to pay liquidated damages to the holders of the Notes if it fails to comply with its obligations to register the Notes and the common stock issuable upon conversion of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Company will not be required to pay liquidated damages to holders in respect of any common stock issued upon conversion of the Notes.

     The Notes have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation to buy the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

     As disclosed above, on February 22, 2005, the Company issued and sold $460 million aggregate principal amount of the Notes. The Notes were sold pursuant to the Purchase Agreement in a private placement to initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Act afforded by Section 4(2) of the Act and Rule 144A under the Act. Aggregate estimated offering expenses in connection with the transaction, including discounts and commissions, were approximately $8.5 million.

     The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 39.6511 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $25.22 per share), subject to adjustment. Upon conversion of a Note, in lieu of shares of common stock, a holder will receive cash in an amount equal to the lesser of $1,000 and the conversion value of the Note (determined in accordance with the terms of the Indenture) and, if the conversion value is greater than $1,000, payment of the excess value, at the Company’s option, in the form of cash, shares of common stock or a combination of cash and common stock.

     The Notes are convertible only under the following circumstances: (1) prior to March 31, 2023, on any date during any fiscal quarter (and only during such fiscal quarter) if the closing sale price of the Company’s common stock was more than 130% of the then current conversion price of the Notes for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, (2) on or after March 31, 2023, at all times on or after any date on which the closing sale price of the Company’s common stock is more than 130% of the then current conversion price of the Notes, (3) with respect to any Notes called for redemption, until the close of business on the business day prior to the redemption date, (4) upon the occurrence of specified corporate transactions or significant distributions to holders of the Company’s common stock, or (5) during the five consecutive business-day period following any five consecutive trading-day period in which the average of the trading prices for the Notes for such five trading-day period was less than 98% of the average of the sale price of the Company’s common stock during such five trading-day period multiplied by the then current conversion rate of the Notes.

     In the event of certain changes in control, as specified in the Indenture, the Company will increase the conversion rate as to Notes converted in connection with the change in control or, in lieu thereof, the Company may elect to adjust the conversion rate and the related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company, in each case as described in the Indenture.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.45	Indenture dated as of February 22, 2005 between the Company and U.S. Bank National Association, as Trustee (including form of 1.75% Convertible Subordinated Notes due 2025).

10.46	Registration Rights Agreement dated as of February 22, 2005 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: February 22, 2005	By:	/s/ DANIEL R. CARL
		Name:	Daniel R. Carl
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.45	Indenture dated as of February 22, 2005 between the Company and U.S. Bank National Association, as Trustee (including form of 1.75% Convertible Subordinated Notes due 2025).

10.46	Registration Rights Agreement dated as of February 22, 2005 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc.